Exhibit 99.1

At the Company

Becky Niiya	Jeff Goeser
Director, Communications	Managing Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers Pre-tax Margins over 50% and Record NNA
Record Net New Client Assets of $32B
GAAP Diluted EPS $1.07; Non-GAAP Diluted EPS $1.11(1)
Average Client Trades per Day of 928,000
Pre-tax Margins of 51 percent

OMAHA, Neb., Jan. 22, 2019 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the first quarter of fiscal 2019. The Company gathered a record $32 billion in net new client assets and reported client trading activity of approximately 928,000 client trades per day, on average.

Financial results for the quarter ended Dec. 31, 2018 include the following:(2)

•	Net new client assets of approximately $32 billion, an annualized growth rate of 10 percent

•	Average client trades per day of approximately 928,000, up 28 percent year over year

•	Record net revenues of $1.5 billion, up 21 percent year-over-year

•	$1.07 in GAAP earnings per diluted share, up 106 percent year over year, on net income of $604 million

•	$1.11 in Non-GAAP earnings per diluted share,(1) up 39 percent year over year

•	Pre-tax GAAP income of $778 million, or 51 percent of net revenues

“We had a very strong start to fiscal 2019 with record asset gathering in both our retail and institutional channels. After a year of transition, we achieved double-digit net new asset growth rates,” said Tim Hockey, TD Ameritrade president and chief executive officer. “Trading was also strong in the quarter with 14 days eclipsing 1 million trades, and mobile trading reaching new highs, averaging 240,000 mobile trades per day – up more than 50 percent from last year.”

“Investor sentiment shifted in the quarter as anxiety and macroeconomic uncertainty started moving the markets, underscoring the importance of our client-centric value proposition. Times like these are when our clients need us most, and when they’re most likely to turn to our award-winning investor education. It’s little surprise then that the number of clients accessing our education increased by more than 60 percent from last year,” Hockey continued. “We’re focused on building a best-in-class client experience and driving a concentrated effort to further increase our operational agility and efficiency while delivering against our financial targets.”

“The power, scale and diversity of our business model were on display this quarter as we drove strong results, with pre-tax margins of 51 percent, in a volatile market,” said Steve Boyle, executive vice president and chief financial officer. “We have a strong balance sheet and profitability that allow us to fund our strong growth while continuing to deliver significant returns to our shareholders. It’s a good way to start the year – with plenty of opportunities to deliver on our goals and drive value for our clients, employees and shareholders. Looking ahead to the remainder of 2019, we will remain focused on those things we can control, particularly maintaining organic growth and building our long-term earnings power.”

Capital Management
The Company paid $168 million in cash dividends its first fiscal quarter, or $0.30 per share.

The Company has declared a $0.30 per share quarterly cash dividend, payable on Feb. 19, 2019 to all holders of record of common stock as of Feb. 5, 2019.

During the December quarter, the Company paid $145 million in cash to repurchase 2.9 million shares. As of Dec. 31, 2018, the Company has approximately 18 million shares remaining for share repurchases under its stock repurchase program.

Company Hosts Conference Call
TD Ameritrade will hold its first quarter conference call tomorrow morning, January 23, 2019, at 8:30 a.m. EST (7:30 a.m. CST) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. A complete audio recording of management’s remarks, an abridged text version of the remarks and a company overview are now available on the “Financial Reports” page of www.amtd.com under the header “Investor Relations’ Highlights.” Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 5961878 beginning at 1:30 p.m. EST (12:30 p.m. CST) on January 23, 2019. The replay will be available until 11:59 p.m. EST (10:59 p.m. CST) on January 30, 2019. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via the “Financial Reports” page beginning Thursday, January 24, 2019.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, is available on the Company’s Corporate Event Calendar. Look for the link “Where are we?” on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
TD Ameritrade provides investing services and education to more than 11 million client accounts totaling approximately $1.2 trillion in assets, and custodial services to more than 7,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 900,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, forward-looking statements contained in this discussion include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; the amount of net revenues; average commissions per trade; the amounts of total operating expenses and advertising expense; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our plans to return capital to stockholders through cash dividends and share repurchases.These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. ("Scottrade") business or fully realizing cost savings and other benefits from the acquisition; disruptions from the Scottrade acquisition; or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company's annual report on Form 10-K for the fiscal year ended September 30, 2018. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Financial Reports” heading for more information on how these metrics are calculated.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$537	$482	$440
Asset-based revenues:
Bank deposit account fees	428	392	381
Net interest revenue	376	356	276
Investment product fees	143	142	133
Total asset-based revenues	947	890	790
Other revenues	32	26	27
Net revenues	1,516	1,398	1,257
Operating expenses:
Employee compensation and benefits	317	327	415
Clearing and execution costs	49	40	47
Communications	42	38	53
Occupancy and equipment costs	68	76	80
Depreciation and amortization	35	37	34
Amortization of acquired intangible assets	31	34	38
Professional services	74	73	74
Advertising	58	75	64
Other	46	63	116
Total operating expenses	720	763	921
Operating income	796	635	336
Other expense (income):
Interest on borrowings	32	26	20
Loss on sale of investments	—	—	11
Other	(14)	—	2
Total other expense (income)	18	26	33
Pre-tax income	778	609	303
Provision for income taxes(1)	174	155	6
Net income	$604	$454	$297
Earnings per share - basic	$1.07	$0.80	$0.52
Earnings per share - diluted	$1.07	$0.80	$0.52
Weighted average shares outstanding - basic	562	567	567
Weighted average shares outstanding - diluted	564	569	569
Dividends declared per share	$0.30	$0.21	$0.21

(1) The provision for income taxes was lower for the quarter ended December 31, 2017 due to the realization of approximately $78 million of after-tax benefits primarily attributable to the enactment of the Tax Cuts and Jobs Act.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Dec. 31, 2018	Sept. 30, 2018
Assets:
Cash and cash equivalents	$5,117	$2,690
Segregated cash and investments	3,185	3,185
Broker/dealer receivables	1,398	1,374
Client receivables, net	19,439	22,616
Investments available-for-sale, at fair value	884	484
Goodwill and intangible assets	5,525	5,556
Other	1,643	1,615
Total assets	$37,191	$37,520
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,298	$2,980
Client payables	22,099	22,884
Long-term debt and other borrowings	3,484	2,535
Other	953	1,118
Total liabilities	28,834	29,517
Stockholders' equity	8,357	8,003
Total liabilities and stockholders' equity	$37,191	$37,520

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Key Metrics:
Net new assets (in billions)	$31.8	$23.9	$26.5
Net new asset growth rate (annualized)	10%	8%	9%
Average client trades per day	927,849	795,104	726,438
Profitability Metrics:
Operating margin	52.5%	45.4%	26.7%
Pre-tax margin	51.3%	43.6%	24.1%
Return on average stockholders' equity (annualized)	29.5%	22.6%	16.2%
Net profit margin	39.8%	32.5%	23.6%
EBITDA(1) as a percentage of net revenues	57.8%	50.5%	31.4%
Liquidity Metrics:
Interest on borrowings (in millions)	$32	$26	$20
Interest coverage ratio (EBITDA(1)/interest on borrowings)	27.4	27.2	19.8
Cash and cash equivalents (in billions)	$5.1	$2.7	$1.6
Liquid assets (1)(2) (in billions)	$2.6	$1.1	$0.9
Transaction-Based Revenue Metrics:
Total trades (in millions)	57.5	49.7	45.4
Average commissions per trade	$7.09	$7.35	$7.54
Trading days	62.0	62.5	62.5
Order routing revenue (in millions)	$129	$117	$98
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$114.3	$113.1	$119.1
Average interest-earning assets (in billions)	30.0	29.6	31.6
Average spread-based balance (in billions)	$144.3	$142.7	$150.7
Bank deposit account fee revenue (in millions)	$428	$392	$381
Net interest revenue (in millions)	376	356	276
Spread-based revenue (in millions)	$804	$748	$657
Avg. annualized yield - bank deposit account fees	1.47%	1.36%	1.25%
Avg. annualized yield - interest-earning assets	4.90%	4.70%	3.42%
Net interest margin (NIM)	2.18%	2.05%	1.71%
(1) See attached reconciliation of non-GAAP financial measures.
(2) In June 2018, the presentation of the liquid assets metric was revised in order to provide a consolidated view of our liquidity. Liquid assets may be utilized, as necessary, to meet corporate cash flow needs, fund operational needs, satisfy applicable regulatory requirements and support our business strategies.  The prior period, which provided a view of our liquidity net of operational contingencies and other obligations, has been updated to conform to the current presentation.

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended
	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,514,000	11,399,000	11,004,000
Funded accounts (end of period)	11,630,000	11,514,000	11,129,000
Percentage change during period	1%	1%	1%
Client assets (beginning of period, in billions)	$1,297.5	$1,229.6	$1,118.5
Client assets (end of period, in billions)	$1,161.6	$1,297.5	$1,178.8
Percentage change during period	(10)%	6%	5%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$2.9	$3.1	$9.9
Average annualized yield	2.01%	2.00%	1.09%
Interest revenue (in millions)	$15	$16	$28
Client margin balances:
Average balance (in billions)	$22.1	$22.0	$17.6
Average annualized yield	5.10%	4.85%	4.25%
Interest revenue (in millions)	$289	$273	$191
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.6	$0.9	$1.1
Average securities lending balance (in billions)	$2.7	$3.0	$2.6
Net interest revenue - securities borrowing/lending (in millions)	$54	$54	$53
Other cash and interest-earning investments:
Average balance (in billions)	$4.4	$3.6	$3.0
Average annualized yield	1.83%	1.63%	0.82%
Interest revenue - net (in millions)	$20	$15	$6
Client credit balances:
Average balance (in billions)	$19.3	$19.2	$21.4
Average annualized cost	0.04%	0.04%	0.03%
Interest expense (in millions)	$(2)	$(2)	$(2)
Average interest-earning assets (in billions)	$30.0	$29.6	$31.6
Average annualized yield	4.90%	4.70%	3.42%
Net interest revenue (in millions)	$376	$356	$276
Investment Product Fee Revenue:
Fee-based investment balances:
Average balance (in billions)	$263.6	$271.6	$230.0
Average annualized yield	0.21%	0.21%	0.23%
Investment product fee revenue (in millions)	$143	$142	$133

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In millions, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2018		Sept. 30, 2018		Dec. 31, 2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS (GAAP)	$604	$1.07	$454	$0.80	$297	$0.52
Non-GAAP adjustments:
Amortization of acquired intangible assets	31	0.05	34	0.06	38	0.07
Acquisition-related expenses	—	—	61	0.11	179	0.31
Income tax effect of above adjustments	(8)	(0.01)	(26)	(0.05)	(59)	(0.10)
Non-GAAP net income and non-GAAP diluted EPS	$627	$1.11	$523	$0.92	$455	$0.80

	Quarter Ended
	Dec. 31, 2018		Sept. 30, 2018		Dec. 31, 2017
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net income (GAAP)	$604	39.8%	$454	32.5%	$297	23.6%
Add:
Depreciation and amortization	35	2.3%	37	2.6%	34	2.7%
Amortization of acquired intangible assets	31	2.0%	34	2.4%	38	3.0%
Interest on borrowings	32	2.1%	26	1.9%	20	1.6%
Provision for income taxes	174	11.5%	155	11.1%	6	0.5%
EBITDA (non-GAAP)	$876	57.8%	$706	50.5%	$395	31.4%

	As of
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Liquid Assets (3)
Cash and cash equivalents (GAAP)	$5,117	$2,690	$1,343	$1,373	$1,644
Less: Non-corporate cash and cash equivalents	(4,247)	(2,307)	(1,044)	(1,013)	(844)
Corporate cash and cash equivalents	870	383	299	360	800
Corporate investments	884	386	388	292	—
Excess regulatory net capital over management targets	862	296	166	119	85
Liquid assets (non-GAAP)	$2,616	$1,065	$853	$771	$885

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)
Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

Liquid assets may be utilized for general corporate purposes and is defined as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries' net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require. Please see footnote (2) within the selected operating data metrics regarding the change in presentation from prior periods.